Exhibit 10(e)
                                                                   -------------

                            INSILCO TECHNOLOGIES INC.

                                               VENDOR

                                     - AND -

                                 STEPHEN BULLOCK

                                            PURCHASER






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                        SHARE SALE AND PURCHASE AGREEMENT

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                             KIERAN MURPHY & COMPANY
                                   SOLICITORS,
                             9 THE CRESCENT, GALWAY.

                                   719.02/JTNT
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                                       2

                                      INDEX

1. Interpretation............................................................

2. Agreement for Sale and Purchase...........................................

3. Purchase Consideration....................................................

4. Completion................................................................

5. Post Completion...........................................................

6. Purchaser's Warranties and Representations................................

7. Vendor's Warranties and Representations...................................

8. Vendors Warrant Protection Provisions.....................................

9. Termination...............................................................

10. General..................................................................



Schedule 1  Vendor's Particulars.............................................

Schedule 2  Details of the Company...........................................

Schedule 3  Vendor's Warranties..............................................

Schedule 4  Purchaser's Warranties...........................................

Schedule 5  U.S. Bankruptcy Procedures.......................................

Schedule 6  Building Procedures Order........................................

Schedule 7  Copy confidentiality Agreement...................................

Signatures...................................................................
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                                       3

This Agreement is dated 16th December 2002 and made BETWEEN:


1. The person whose name and address is set out in column 1 of Schedule 1 (the "Vendor").

2. Stephen Bullock of 3 Sandringham Place, Carrickfergus, Co. Antrim, Northern Ireland.("the Purchaser").

RECITALS:

A. The issued share capital of the Company is beneficially owned by the Vendor as set out in column 2 of Schedule 1.

B. The Vendor is preparing to file Chapter 11 bankruptcy petitions pursuant to Title II of the United States Code, 11 U.S.C.ss.101. et seq; and

C. The Vendor as beneficial owner has agreed to sell and the Purchaser has agreed to purchase the entire issued share capital of the Company on the terms and subject to the conditions set out in this Agreement.
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                                       4

1. INTERPRETATION

   (a)  In this Agreement, including the Schedules other than Schedule 4:-

        (i) the following words and expressions have the following meanings, unless they are inconsistent with the context:-

             "Accounts"                 The profit and loss account for the
                                        period ended 30 November 2002 and the
                                        Balance Sheet of the Company as at 30
                                        November 2002.

             "Accounts Date"            30 November 2002 (being the date to
                                        which the Accounts have been prepared).

             "Affiliate"                With respect to the Vendor means any
                                        Company or Person, that directly, or
                                        indirectly, through one or more
                                        intermediaries, controls, is controlled
                                        by, or is under common control with the
                                        Vendor, and without prejudice to the
                                        generality of the foregoing includes its holding Companies, its subsidiaries and/or Companies within the same Group of Companies.

             "Agreed Form"              the form agreed between the parties on
                                        or prior to the date of this Agreement
                                        and initialled for the purpose of
                                        identification by their respective
                                        solicitors.

             "Agreement"                this Agreement.

             "Bankruptcy Code"          means Title 11 of the United States
                                        Code, 11 U.S.C.ss.ss.101, et seq.

             "Bankruptcy Court"         means the United States Bankruptcy Court
                                        for the Southern District of New York or such other court having competent jurisdiction over the Chapter 11 Cases.

             "Bidding Procedures        means an order substantially in the form
              Order"                    of Schedule 6 to this Agreement entered
                                        by the Bankruptcy Court approving
                                        procedures for submitting competing
                                        offers for the Shares.
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                                       5

             "Bankruptcy Rules"         means the Federal Rules of Bankruptcy
                                        Procedure.

             "Board"                    the board of Directors of the Company.

             "Business"                 means the Company's business and
                                        activities as conducted on the date
                                        hereof at its facility in Galway,
                                        Ireland, which includes the design,
                                        manufacturing and distribution of custom cable assemblies to a variety of customers, including original equipment manufacturers and electronic manufacturing service providers.

             "Business Day"             a day which is not a Saturday or Sunday
                                        on which banks in Dublin are open for
                                        business.

             "CA" Companies Acts, 1963 to 2001 and all orders and regulations made thereunder or made under the European Communities Act, 1972 and intended to be construed as one with The Companies Acts 1963 to 2001.

             "Chapter 11 Cases"         means the case filed by the Vendor
                                        and/or any of its Affiliates commenced
                                        under Chapter 11 of the Bankruptcy Code.

             "Company"                  Insilco Teoranta (registered no.
                                        286584).

             "Completion"               Completion of the purchase of the Shares
                                        in accordance with Clause 4.

             "Confidentiality           means the agreement between the parties
              Agreement"                hereto a copy of which is annexed hereto
                                        as Schedule 7 of this Agreement.

             "Connected Person"         is a person connected with a director of
                                        the Company for the purposes of Section
                                        26 of the Companies Act, 1990.

             "Directors"                the several persons whose names and
                                        addresses are set out in Part 1 Schedule
                                        2 as the Directors of the Company.

             "Disclosure Letter"        the disclosure letter (if any) and its
                                        annexes of the same date as this
                                        Agreement from the Vendor to the
                                        Purchaser.
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                                       6

             "Dollar" and the           The currency of the United States of
              sign "$"                  America.

             "Encumbrance"              (i)     any adverse claim or right or
                                                third party right or other right
                                                or interest;

                                        (ii)    any equity;

                                        (iii)   any option or right of
                                                pre-emption or right to acquire
                                                or right to restrict;

                                        (iv)    any mortgage, charge, assignment
                                                hypothecation, pledge, lien, or
                                                security interest or arrangement
                                                of whatsoever nature;

                                        (v)     any reservation of title;

                                        (vi)    any hire purchase, lease or
                                                instalment purchase agreement.

             "Euro" and the sign E      The Currency of Ireland.

             "Governmental Authority"   Means any federal, provincial,
                                        municipal, state, local or foreign
                                        governmental, administrative or
                                        regulatory authority, department,
                                        agency, commission or body. "Ireland"
                                        Ireland excluding Northern Ireland.

             "ITA"                      the Income Tax Act, 1967.

             "Intellectual Property"    Means any and all patents, registered
                                        trademarks or service marks, registered
                                        designs, applications for any of the
                                        foregoing, trade and business names,
                                        unregistered trademarks or service
                                        marks, logos, know-how, trade secrets,
                                        copyrights, rights in designs,
                                        inventions, rights under licences and
                                        consents in relation to any such rights,
                                        and rights of the same or similar effect
                                        or nature, together with all goodwill
                                        attaching or relating thereto, in any
                                        part of the world (whether or not
                                        capable of protection by patent or
                                        registration).
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                                       7

             "Material Adverse          means any change or changes in, or
              Effect"                   effect on, the Business that
                                        individually is, or in the aggregate
                                        are, reasonably likely to be materially
                                        adverse to the financial condition of
                                        the Business, taken as a whole.

             "Planning Acts"            The Planning and Development Act 2000
                                        and the Building Control Act, 1990.

             "Properties"               The properties of the Company

             "Purchase                  The total purchase consideration
              Consideration"            specified in clause 3 hereof.

             "Purchaser's               The total purchase consideration
              Consideration"            specified in Clause 3 hereof.

             "Purchaser's               The warranties and representations
              Warranties"               contained in Clause 6 and Schedule 4.

             "SEC"                      Means the United States Securities and
                                        Exchange Commission.

             "Shares" The entire issued share capital of the Company set out in column 2 of Schedule 1.

             "Subsidiary"               A subsidiary as defined in CA.

             "Taxation"                 Means all forms of taxation, duties,
                                        imposts, levies, withholding, rates and
                                        charges of whatsoever nature whether of
                                        Ireland or elsewhere in any part of the
                                        world wherever or whenever created or
                                        imposed including, without prejudice to
                                        the generality of the foregoing, income
                                        tax, corporation tax, advance
                                        corporation tax, capital gains tax,
                                        capital acquisitions tax, inheritance
                                        tax, deposit interest retention tax,
                                        value added tax, sales tax, customs and
                                        other import and export duties, excise
                                        duties, stamp duty, capital duty,
                                        property tax, rates, pay-related social
                                        insurance or other similar contributions
                                        and generally all taxes, duties,
                                        imposts, withholdings, levies, rates and
                                        charges whatsoever on or in
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                                       8

                                        relation to income, profits, gains,
                                        sales, receipts, use or occupation and
                                        any taxes, duties, imposts withholdings, levies, rates and charges supplementing or replacing any of the foregoing and any interest, charges, surcharges, fines, penalties, costs and expenses in connection with any of the foregoing.

             "US Bankruptcy             Means the procedures set out at Schedule
              Procedures"               5.

             "TCA"                      The Taxes Consolidation Act, 1997.

             "VAT Act"                  The Value Added Tax Act, 1972.

             "Vendor's Solicitor"       McCann FitzGerald, 2 Habourmaster Place,
                                        I.F.S.C. Dublin 1.

             "Vendor's Warranties"      The warranties and representations
                                        contained in clause 7 and Schedule 3.

             "Warranty Claim"           Any claim made by the Purchaser for
                                        breach of any of the Warranties

     (ii) All references to a statutory provision shall be construed as including references to:

             A. any statutory modification, consolidation or re-enactment (whether before or after the date of this Agreement) for the time being in force;

             B. all statutory instruments, regulations or orders from time to time made pursuant thereto;

             C. any statutory provisions of which a statutory provision is a modification, consolidation or re-enactment.

     (iii) Any reference to a person shall be construed as a reference to any individual, firm, company, corporation, government, state or agency of a state, or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

     (iv) Any reference to the Vendor includes, where appropriate, his personal representatives.

     (v) Any reference to a statutory provision shall be construed as a reference to the laws of Ireland unless the context otherwise indicates.
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                                       9

     (vi) Except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any one gender include all genders.

     (vii) Unless the context otherwise requires, reference to a clause or sub-clause, paragraph, sub-paragraph, recital, or a Schedule is a reference to a clause or a sub-clause, paragraph, sub-paragraph, recital of or a Schedule as the case maybe of or to this Agreement and the expressions "this Agreement" and "the Agreement" as used in any of the Schedules shall mean this Agreement and any references to "this Agreement" shall be deemed to include the Schedules to this Agreement.

     (viii) Any statement, representation or warranty which is qualified by the expression "to the best of the knowledge, information and belief of the(Purchaser or Vendor as the case may be)............" or "so far as the (Purchaser or Vendor as the case may be) is aware" or any similar expression shall be deemed to include a warranty given by the party making such statement, representation or giving such warranty that such statement, representation or warranty has been made after due and careful enquiry.

     (ix) Words and phrases the definitions of which are contained or referred to in Section 2 of the Companies Act, 1963 shall be construed as having the meaning thereby attributed to them.

(b)  Where any party to this Agreement is more than one person:-

     (i) the Warranties, agreements and obligations contained in this Agreement on the part of such parties shall be construed and take effect as joint and several Warranties, agreements and obligations and the act or default of any one of them shall be deemed to be the act or default of each of them.

     (ii) reference to that party shall refer to each of those persons or any of them as the case may be;

     (iii) the benefits contained in this Agreement in favour of such party shall be construed and take effect as conferred in favour of all such persons collectively and each of them separately.

(c) Headings in this Agreement are for convenience of reference only and do not affect the construction or interpretation of any provision.

(d) This Agreement shall in all respects be governed by and construed in accordance with the laws of Ireland.
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                                       10

2.   AGREEMENT FOR SALE AND PURCHASE

     (a) Subject to the terms and conditions of this Agreement, the Vendor as beneficial owner shall sell and the Purchaser in reliance upon, inter alia, the Warranties, shall purchase the Shares free from all Encumbrances and with the benefit of all rights attaching to them.

     (b) The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with the provisions of this Agreement.

     (c) The Vendor hereby waives any pre-emption rights he may have in relation to any of the Shares under the Articles of Association of the Company or otherwise.

     (d) The parties hereto acknowledge that this Agreement is subject to U.S. Bankruptcy procedures.

     (e) This Agreement is subject to the following preconditions:

         (i) The issue of an effective Sale Order by the Bankruptcy Court and neither of the parties hereto shall be obliged to complete the purchase of any of the Shares until all necessary consents and orders under the Bankruptcy Code (including, without prejudice to the generality of the foregoing, the Sale Order) allowing the sale to proceed and this agreement to be completed have issued.

         (ii) Consent of Udaras na Gaeltachta to the proposed acquisition by the Purchaser of the Shares upon the terms contained herein and further confirmation from it that it does not propose to cancel, revoke, rebate or claw back any grant to the Company or terminate any Lease with the Company as a result of the acquisition by the Purchaser of the Shares and a release from Udaras na Gaeltachta releasing the Vendor from all its obligations under the Grant Agreement made between Udaras na Gaeltachta, the Vendor and the Company on 15th day of January 1999 and further an express waiver and release from Udaras na Gaeltachta, satisfactory to the Purchaser, of all liabilities owing by the Company, howsoever arising (including all contingent liabilities but excluding any liabilities arising under any lease of the Properties) to Udaras na Gaeltachta.

         (iii) There being no Material Adverse Effect in or on the Company or the Business or the assets of the Company.

3.   PURCHASE CONSIDERATION

     (a) The Purchase Consideration for the Shares shall be the sum of $100,000 The Vendor hereby authorises the Purchaser to pay the Purchase Consideration to the Vendor's Solicitors whose receipt shall be sufficient evidence of payment and shall operate as a good discharge to the Purchaser who shall not be concerned as to the distribution of the Purchase Consideration to the Vendor.

     (b) The Purchase Consideration paid by the Purchaser for the purchase of the Shares pursuant to Clause 3.1 hereof shall be deemed to be reduced by the amount, if any, paid pursuant to a Warranty Claim.

4.   COMPLETION

     (a) Completion of the sale and purchase of Shares shall take place at the offices of the Purchaser's Solicitors. The Completion (the "Closing") shall take place no later than the fifth Business Day following the date on which the Sale Order shall issue from the Bankruptcy Court but in any event no later than the date set out at Clause 9.1 (e) hereof. (The date of the Closing is hereafter called "the Closing Date").

         At Closing:-

         (i)  the Vendor shall deliver to the Purchaser and/or its nominees:-

              A. duly executed share transfers in respect of the Shares and surrender the relevant share certificates in relation to the Company (or in the case of any share certificates found to be missing, an express indemnity, in a form satisfactory to the Purchaser);

              B. such waivers or consents as are required to enable the Purchaser and/or its nominees to be registered as the holders of the Shares;

              C. in relation to the Company the statutory books, records and registers (duly written up-to-date), the common seal, the certificate of incorporation (including any certificates of change of name), the title deeds to the Properties and all documents, contracts, licenses, agreements, insurance policies, records, papers, correspondence, files and books of trading and account;

              D. a letter from any third party who provided financial facilities to the Company granting all such consents, clearances or releases which may be necessary in relation to the transactions contemplated herein;

              E. all such other consents, approvals, clearances or licences of governmental, regulatory or other agencies or persons in connection with the sale and purchase of the Shares as are necessary to complete this transaction;

              F. all credit cards in the name of or for the account of the Company in the possession of any officer or employee of the Company resigning as at the date of Completion;

              G. letters of resignation under seal from the Directors (save the Purchaser)
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                                       12

                   of the Company resigning with effect from termination of the meeting of the Board referred to at clause 4(a)(ii) hereof from their directorships in the Company and further (save in the case of the Purchaser and Joseph McHugh) from offices of profit under an employment with the Company, containing an acknowledgement that each has no claim against the Company in respect of breach of contract, compensation for loss of office or otherwise howsoever arising;

              H. a letter of resignation under seal from the secretary of the Company containing an acknowledgement that he has no claim against the Company in respect of breach of contract, or otherwise howsoever arising;

              I. the written resignation of the auditors of the Company containing confirmation in accordance with the provisions of
                   Section 185(2) (a) of the Companies Act, 1990 that there are no circumstances connected with their resignation which ought to be brought to the attention of the members or creditors of the Company and incorporating an acknowledgement that they will have no claim against any of the Company in respect of compensation for loss of office or on any account whatsoever including fees for services rendered.

              J. the original of any power of attorney under which any document required to be delivered to the Purchaser under this clause has been executed;

              K. Official certified copies of all Orders consents or permissions as issued by the Bankruptcy Court and necessary so as to allow the transaction contemplated by this Agreement and completion thereof to validly proceed in accordance with the Bankruptcy Code.

              L. A sworn Declaration or certificate from a reputable counsel, properly qualified as such to practice inter alia, within the jurisdiction of the Bankruptcy Court certifying and confirming, for the benefit of the Purchaser and acknowledging that the Purchaser may rely upon the contents thereof, that all necessary procedures required under the Bankruptcy Code and Chapter 11 bankruptcy petitions pursuant to Title 11 of the United States Code 11 USCss.101 ET SEQ have been fully and properly complied with by the Vendor and that all necessary consents orders and other documents have been obtained so as to validly allow the parties hereto to complete the transaction intended by this Agreement in accordance with the terms thereof, which said declaration or certificate shall exhibit certified copies of the aforesaid consents or orders and which shall be sworn before a Notary Public.

              M. Evidence reasonably satisfactory to the Purchaser of compliance with the preconditions to this Agreement set forth at Clause 2 (e) hereof as applicable.
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                                       13

         (ii) The Vendor shall procure:

              A. the discharge of all monies owing to the Company (whether then due for payment or not) by the Vendor or the directors of the Company or by any of them or by any Connected Person;

              B.   that a meeting of the Board is held at which, inter alia:-

                   I. the share transfers referred to in clause 4(a)(i)A are approved (subject only to stamping);

                  II. such persons as the Purchaser may nominate are appointed as directors, secretary, auditors and solicitors of the Company with immediate effect;

                 III. all existing mandates for the operation of bank accounts of the Company are revoked and new mandates are issued giving authority to such persons as the Purchaser may nominate;

                  IV. the resignations referred to in clause 4(a)(i)(H) and(I) are accepted;

                   V. the resignation of the auditors of the Company is accepted;

        (iii) The Vendor shall:

              A. assign and/or deliver to the Company any asset whatever (including bank balances, agencies or appointments) in its name or in the name of a company or companies controlled by him which asset is solely related to the business of the Company carried on at Completion;

              B. irrevocably waive any claims against the Company its agent, or employees which he may have outstanding at Completion.

         (iv) The Purchaser shall subject to the compliance by the Vendor with all of his obligations under clause 4(a)(i), 4(a)(ii) and 4(a)(iii) pay the Purchase Consideration by way of bank draft to the Vendor's Solicitors in accordance with clause 3;

5.   POST COMPLETION

     The Purchaser shall complete the stamping of the share transfers referred to in clause 4(a)(i)A. as soon as practicable. Prior to such stamping being completed, the Vendor shall co-operate in any manner reasonably required by the Purchaser for the convening of any general meetings required by the Purchaser, including the completion of proxy forms on a timely basis and generally shall act in all respects as the nominee of and in accordance with the reasonable directions of the Purchaser;

6.   PURCHASER'S WARRANTIES

     As an inducement to the Vendor to enter this Agreement and to complete the transactions contemplated hereby, the Purchaser represents and warranties to the Vendor in terms set forth in Schedule 4 hereof.

7.   VENDOR'S WARRANTIES

     (a) In consideration of and as an inducement to the Purchaser entering into this Agreement the Vendor warrants and represents to the Purchaser, subject to this clause 7 that:-

         (i) the Vendor has and will have full power and authority (subject to entry and effectiveness of the Sale Order)to enter into and perform this Agreement which constitute or when executed will (subject to the entry and effectiveness of the Sale Order) constitute binding obligations on him in accordance with their respective terms;

        (ii) the Shares constitute the whole of the allotted and issued share capital of the Company and are fully paid;

       (iii) on completion there shall be no Encumbrance on, over or affecting the Shares and there shall be no agreement or arrangement to give or create any Encumbrance and no claim will be in existence at that time made by any person to be entitled to any of the foregoing.

        (iv) the Vendor is entitled to transfer the full legal and beneficial ownership of the Shares to the Purchaser on the terms of this Agreement without the consent of any third party save and except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code, and except for the entry and effectiveness of the Sale Order, neither the execution and delivery of this Agreement by the Vendor nor the sale of the Shares pursuant to this Agreement will require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

         (v) the information in Schedule 2 relating to the Company is true and accurate in all respects;

        (vi) save as fully and fairly disclosed in the Disclosure Letter (if any), the Warranties are true and accurate in all respects;

       (vii) the contents of the Disclosure Letter (if any) are true and accurate in all respects and fully and fairly disclose every matter to which they relate.

     (b) Each of the Warranties is separate and independent and without prejudice to any other Warranty and, except where expressly stated otherwise, no clause of this Agreement shall govern or limit the extent or application of any other clause.

     (c) The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected or extinguished by Completion, by any investigation made by it or on its behalf into the affairs of the Company, by its rescinding or failing to rescind this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter, except a specific and duly authorised written waiver or release, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

     (d) The Vendor hereby acknowledges that the rights and remedies of the Purchaser in respect of any breach of the Warranties shall, should the Purchaser so require and at its sole discretion, be enforceable against the Vendor within the United States of America and that the Courts of the United States of America shall have jurisdiction in relation thereto.

     (e) None of the information supplied by the Company or its professional advisers to the Vendor or his agents, representatives or advisers in connection with the Warranties and the contents of the Disclosure Letter, or otherwise in relation to the business or affairs of the Company, shall be deemed a representation, warranty or guarantee of its accuracy by the Company to the Vendor and the Vendor waives any claims against the Company (and its employees and agents) which he might otherwise have in respect of it.

     (f) The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than the Warranties.

8    VENDOR'S WARRANTY PROTECTION PROVISIONS

     (a) The liability of the Vendor in relation to the Warranties and the Deed of Indemnity shall cease on the expiration of a period of three years from completion in relation to claims other than for Taxation and on the expiration of a period of six years from completion in relation to claims for Taxation or under the Deed of Indemnity, save as regards an alleged specific breach of which notice in writing (containing details of the event or circumstance giving rise to the breach, the basis upon which the Purchaser is making a claim against the Vendor and an estimate (where available) of the amount of liability which may result) has been given to the Vendor prior to the relevant date. (But there will be no time limit in so far as any claim relates to any statutory or criminal fine or penalty)
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                                       16

     (b) The total liability of the Vendor under the Warranties shall not in any event exceed $100,000 save in respect of warranty 1 Schedule 3 hereof in respect of which the total liability shall be E2,000,000. The provisions of this Section 8 shall not limit the liability of the Vendor for any Warranty Claim relating to:-

         (i) the Vendor's title to, or the status or validity of the Shares; or

        (ii) any claim which arises or is delayed as a result of dishonesty, fraud, wilful misconduct or wilful concealment by the Vendor.

     (c) There shall not be any liability for any Warranty Claim unless the aggregate liability (or what would be the aggregate liability apart from this paragraph 8(c)) exceeds E5,000

9.   TERMINATION

1. This Agreement may be terminated at any time prior to the Closing Date by:

     (a) Mutual Consent of the Vendor and the Purchaser.

     (b) The Vendor , if there has been a material violation or breach by the Purchaser of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Vendor or the Company to effect the Closing and such violation or breach has not been cured by the Purchaser within ten (10) Business Days of receipt of written notice thereof or waived by the Vendor;

     (c) the Vendor or the Purchaser, if (i) there shall be any law or regulation that makes completion of the transactions contemplated hereby illegal or otherwise prohibited or (ii) completion of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of (A) the Bankruptcy Court or (B) any court or governmental body having competent jurisdiction;

     (d) the Vendor, if the Bankruptcy Court enters an order approving a sale of the Shares other than the sale thereof contemplated by this Agreement to the Purchaser (a "Third-Party Sale");

     (e) The Purchaser or the Vendor, if the Closing shall not have occurred on or prior to March 31, 2003 (the "Termination Date"); Provided, that the Purchaser or the Vendor, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Clause if the failure of the Closing to occur on or prior to such date results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement; (f) The Purchaser, if there has been a material violation or breach or failure of performance by the Vendor of any precondition, covenant, representation or warranty made by it contained in this Agreement or any event or thing having a Material Adverse Effect on the Company or the Business or the assets of the Company between the date hereof and the Closing Date and such has not been cured by the

         Vendor within ten (10) Business Days of receipt of written notice thereof or waived by the Purchaser.

     (f) The Purchaser, if there has been any Material Adverse Effect to the Company or to its assets or to the Business. (g) The Purchaser on the occurrence of the events set forth at Clause 10 (e) of this Agreement.

2. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to Clause 9.1, written notice thereof shall forthwith be given by the terminating party to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

     (a) except as set forth in sub-paragraphs 10 (d) and/or 10 (0) said termination shall be the sole remedy of the parties hereto with respect to breaches of any covenant, representation or warranty contained in this Agreement and none of the parties hereto nor any of their respective trustees, directors, officers or Affiliates, as the case may be, shall have any liability or further obligation to the other party or parties or any of their respective trustees, directors, officers or Affiliates, as the case may be, pursuant to this Agreement, except for the parties hereto in each case as stated in this Clause 9.2, or as otherwise provided for in this Agreement and upon a willful breach by a party, in which case the non-breaching party or parties shall have all rights and remedies existing at law or in equity; for the avoidance of doubt the Purchaser acknowledges that a failure on its part to close this transaction due to lack of sufficient funds or financing shall be considered a willful breach;

     (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made; and

     (c) all Confidential Information from the Vendor and/or the Company shall be returned to the Vendor and/or the Company, and all Confidential Information from the Purchaser shall be returned to the Purchaser

3. At any time prior to the Closing, the Vendor , on the one hand, or the Purchaser, on the other hand, may (i) extend the time for the performance of any of the obligations or acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein or
   (iv) waive any condition to its obligations hereunder. Any agreement on the part of the Vendor, on the one hand, or the Purchaser, on the other hand, to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the Vendor or the Purchaser, as applicable.

10.  GENERAL

     (a) No announcement shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or it is an announcement required by law issued after prior consultation between the parties.

     (b) This Agreement shall inure to the benefit of and be binding upon each party's successors and permitted assigns and personal representatives (as the case may be) but, except as expressly provided, none of the rights of the parties under this Agreement including the Vendor's Warranties may be assigned or transferred.

     (c) Except as otherwise provided herein, all expenses incurred by or on behalf of the parties, including all fees of agents, representatives, solicitors, accountants and actuaries employed by any of them in connection with the negotiation, preparation or execution of this Agreement, shall be borne solely by the party who incurred the liability and the Company shall have no liability in respect of them.

     (d) Any notice or other communication whether required or permitted to be given hereunder shall be given in writing and shall be deemed to have been duly given if delivered by hand to the addressee or if sent by pre-paid post addressed to the party to whom such notice is to be given at the address set out for such party herein (or such other address as he or it may from time to time designate to all other parties hereto in accordance with the provisions of this clause 10(e)) and any such notice or other communication shall be deemed to have been duly given if delivered by hand at the time of delivery and if sent by post as aforesaid forty eight hours after the same shall have been posted.

     (e) Any liability to any party under the provisions of this Agreement may in whole or in part be released, varied, compounded or compromised by such party in its absolute discretion as regards any party under such liability without in any way prejudicing or affecting its rights against any other party under the same or a like liability whether joint and several or otherwise. A waiver by any party of any breach of the terms, provisions or conditions of this Agreement or the acquiescence of a party hereto in any act (whether of commission or omission) which but for such acquiescence would be a breach of aforesaid shall not constitute a general waiver of such term, provision or contribution or of any subsequent act contrary thereto.

     (f) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original, all such counterparts together constituting but one and the same instrument.

     (g) This Agreement and the Disclosure Letter shall supersede, cancel and replace any and all previous agreements made between any of the parties hereto relative to its subject matter.

     (h) At the request of the Purchaser the Vendor shall (and shall procure that any other necessary parties shall) execute and do all such documented acts and things as may reasonably be required subsequent to Completion by the Purchaser in order to perfect the right, title and interest of the Purchaser to and in the Shares and to procure the registration of the Purchaser or his nominee as the registered holder of the Shares.

     (i) The Vendor and the Purchaser shall each use all reasonable efforts to co-operate with each other in determining any filings, notifications and requests for approval required to be made and received prior to the Closing under applicable law or regulation provided that and it is hereby agreed between the parties, the Purchaser shall not be required to take any such steps in the United States of America if to do so would involve it incurring any material financial liability or having to engage counsel or other representatives and further in dealing with any issues that arise pursuant to proceedings before the Bankruptcy Court or out of the Bankruptcy Code or pursuant to Chapter 11, whereas the Purchaser shall so co-operate the Purchaser shall not be required to do anything which would require him incurring any such expenditure or the engaging of any professional assistance as hereinbefore referred to.

     (j) Each party hereto will provide each other with such assistance, co-operation and information (including access to books and records) as either of them reasonably may request of any other (and after the Closing the Purchaser shall cause the Company to provide such assistance, co-operation and information) in filing any Tax Return, amended Tax Return or claim for refund, determining any liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes relating to the Vendor or the Company.

     (k) All taxation (collectively, "Transfer Taxes") incurred in connection with the transaction contemplated by this Agreement shall be paid by the Purchaser but only in so far as they arise within Ireland and excepting therefrom any taxation liabilities in relation to this transaction properly the liability of the Vendor (including, without prejudice to the generality of the foregoing Capital Gains Tax). In the event that any such Taxes would be incurred outside of Ireland and would, if this agreement proceeded be the liability of the Purchaser, then the Purchaser shall in such event be entitled at his sole option not to proceed and to terminate this Agreement. The Vendor shall take all necessary steps to try and ensure that the transactions contemplated herein shall be exempt from Transfer or other Taxes outside of Ireland.

     (l) The Vendor shall obtain all necessary Government consents certification approvals as are necessary and required in any jurisdiction outside of Ireland for the purpose of ensuring that the transactions contemplated herein shall proceed in accordance with this Agreement.

         The Vendor shall keep the Purchaser advised in relation to all proceedings before the Bankruptcy Court and pursuant to the Bankruptcy Code and shall not take any action to prolong the procedures set out in
         Schedule 5 hereto.

     (m) If following bidding and/or Auction procedures the Purchaser is not identified as the successful bidder and consequently this agreement does not proceed to completion the Purchaser shall be entitled to receive as a "break-up fee" out of the proceeds of sale an amount equal to the sum of $10,000 and reimbursement of all reasonable and documented out-of-pocket expenses up to $25,000 "the Topping Fee" in the aggregate which payment shall be made to an account designated by the Purchaser on the third business day after completion of the sale to such other party. The claim of the Purchaser in respect of this matter shall constitute a first priority administrative expense under
         Section 507 (a) of the Bankruptcy Code.

     (n) The Purchaser shall be permitted to credit the amount of the Topping Fee referred to its bid if it makes competing bid at the Auction in such a manner that the Purchaser shall be permitted to match the Dollar value of any competing bid submitted by another entity by submitting a bid in an amount equal to, not no more than, the bid to be matched minus the amount of the Topping Fee.

     (o) Save in relation to the Sale Order and all matters arising out of same and save as provided for at Clause 7 (d) hereof the parties hereto hereby agree for the benefit of the other that the Courts of Ireland shall have jurisdiction to hear and determine any suit, action or proceedings that may arise out of or in connection with this Agreement and for such purposes irrevocably submits to the jurisdiction of such courts.

     (p) The Vendor hereby irrevocably authorises and appoints McCann FitzGerald, Solicitors, 2 Habourmaster Place, International Financial Services Centre, Dublin 1 (or such other firm of solicitors resident in Ireland as they may by notice to the Purchaser and the Company substitute) to accept service of all legal process arising out of or in connection with this Agreement and service on Messrs McCann FitzGerald, Solicitors (or such substitute as aforesaid) shall be deemed service on all parties. The Vendor agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned].

     (q) the parties hereto hereby waive to the fullest extent permitted by applicable law any right they may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. the parties hereto (a) certify that no representative, agent or attorney of any other parties has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that they and the other party hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Clause.


IN WITNESS WHEREOF this Agreement has been duly executed on the date shown at the beginning of this Agreement.

                                   SCHEDULE 1

                              VENDOR'S PARTICULARS


                                  NUMBER OF            PROPORTION OF PURCHASE
VENDOR'S NAME AND ADDRESS        SHARES HELD               CONSIDERATION

Insilco Technologies Inc.    100 Ordinary Shares   Entire purchase consideration
a Delaware corporation
having its registered office
at 425 Metro Place North,
Suite 555, Dublin, Ohio 43017
United States of America.

                                   SCHEDULE 2

                             DETAILS OF THE COMPANY

PART 1:
Company registration number:     286584

Date of incorporation:           21st May 1998

Share capital
authorised:                      E1,269,738
issued:                          100 Ordinary Shares

Registered office:               Carraroe Industrial Estate,
                                 Carraroe, Co. Galway, Ireland


Directors:       Name                       Address

                 David Kauer                5600 Fawn Brook,
                                            Dublin, Ohio 43017, U.S.A.

                 Stephen Bullock            3 Sandringham Place,
                                            Carrickfergus, Co. Antrim, BT 38 9
                                            EQ, Northern Ireland.

                 Joseph McHugh              5 Dun na Mara Drive, Renmore,
                                            Galway, Ireland.
Secretary:
                 Joseph McHugh              5 Dun na Mara Drive, Renmore,
                                            Galway ,Ireland.

Name and address of
registered shareholders:..........  Insilco Technologies Inc.
                                    425 Metro Place North, Suite 555,
                                    Dublin, Ohio 43017, U.S.A.

Name and Address of
beneficial owners of shares:......  Insilco Technologies Inc.
                                    425 Metro Place North, Suite 555,
                                    Dublin, Ohio 43017, U.S.A.

                                   SCHEDULE 3

                               VENDOR'S WARRANTIES


1.   SHARE CAPITAL

     (a) No person has the right (whether actual or contingent) to call for the issue of any share or loan capital of the Company under any option or other agreement, arrangement or commitment (including without limitation conversion rights and rights on realisation of security) and no person has claimed to be entitled to any of the foregoing.

     (b) The Company is not or has not agreed to become a holder of any class of share or other capital of any company and the Company is not and has not agreed to become a member of any joint venture, partnership or consortium and is not and has not agreed to be a party to any profit sharing arrangement.

2.   TRANSACTIONS SINCE THE ACCOUNTS DATE

     Since the Accounts Date no distribution of capital or income has been declared made or paid in respect of any share capital of the Company and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital of the Company has been repaid in whole or in part or has become liable to be repaid save that the Vendor shall be entitled to distribution/repayment of the sum of $360,000 subsequent to execution of this Agreement but prior to the Closing Date. (Which payment shall be subject to the approval of the Bankruptcy Court (if necessary) and in such event it shall be the obligation of the Vendor to obtain such approval).

3.   INTERESTED PARTIES

     (a) Save for an accrual of $360,000 to be paid to the Company prior to completion no indebtedness or liability (whether actual or contingent and whether or not quantified or disputed) and no contract, commitment or arrangement is outstanding between the Company and the Vendor or any Connected Person.

     (b) Neither the Vendor nor any Connected Person is entitled to any claim of whatsoever nature against the Company and neither the Vendor nor any Connected Person has assigned to any person the benefit of any such claim to which he would otherwise have been entitled.

4.   LITIGATION

     The Company is not engaged in any litigation or arbitration proceedings or any dispute and has not been served with any notice making it a party to any litigation, arbitration, prosecution or other legal proceedings within the Jurisdiction of the United States of America except with respect to actions commenced in Chapter 11 Cases and there are no facts known to the Vendors which might give rise to any such proceedings or to any dispute.

5.   AGREEMENTS AND ARRANGEMENTS

     There are in force no powers of attorney given by the Company and no person, as agent or otherwise, is entitled or authorised to bind or commit the Company to any obligation not in the ordinary course of the Company's business.

6.   TAXATION

     The Company is resident in Ireland for the purposes of Taxation and has not been at any time resident in any jurisdiction other than Ireland for Taxation purposes nor has it been at any time managed or controlled in or from any country other than Ireland and the Company has not at any time carried on any trade in any other country and the Company does not have any permanent establishment outside Ireland.

7.   GRMS

     The Purchaser for the benefit of the Company and the Company shall be entitled to access to and user of the Vendor's GRMS computer system for a period of 90 days from the date of completion.

8.   TRADING NAME

     The Company shall be allowed continue trading under its existing trade name namely Insilco Teoranta for a period of not less than six months from the date of completion.

9.   DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES

     Except as expressly set forth in this agreement the Vendor makes no representation or warranty, express or implied, at law or in equity, in respect of the shares or any of the assets, liabilities or operations, of the Company including, without prejudice to the generality of the foregoing, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. The Purchaser hereby acknowledges and agrees that, except to the extent specifically set forth in this Agreement, without limiting the generality of the foregoing and save as otherwise provided herein the Vendor makes no representation or warranty regarding any assets other than the Shares, and none shall be implied at law or in equity.

10.  CONDUCT OF BUSINESS

(a) Except and in so far as the Vendor shall be entitled to take such steps or to oblige the Company to take such steps as are necessary in order to distribute the sum of $360,000 from the Company to the Vendor or any of its Affiliates and/or as required by order of the Bankruptcy Court or the Bankruptcy Code, the Vendor shall, pending the Closing Date:

     (i) Operate the business of the Company in a proper business like fashion and as currently conducted;

     (ii) preserve in all material respects the Business, the Company's assets, its employees and its operations; and

     (iii) endeavor to preserve, in all material respects, the goodwill and relationships with customers, suppliers and others having business dealings with the Business, in each case, taking into account the Vendor's status as debtors under Chapter 11 of the Bankruptcy Code.

(b) Save and in so far as the Purchaser may otherwise permit, in writing prior to the Closing Date, without the prior written consent of the Purchaser, the Vendor shall not create, incur, assume or suffer to exist any material Encumbrance upon the Assets, of the Company.


(c) The Vendor and the Purchaser acknowledge that they are subject to the Confidentiality Agreement. All information furnished to or obtained by the Purchaser or any of the Purchaser's Representatives or the Vendor or any of the Vendor's Representatives pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement and shall be treated as Confidential Information for all purposes of the Confidentiality Agreement. The Purchaser acknowledges that the Vendor or the Vendor's Representatives may furnish Confidential Information as same is deemed necessary for the purpose of obtaining the Sale Order.

(d) The Vendor shall act with all good faith at all times and in all respects towards the Purchaser and use all reasonable endeavours to obtain the Sale Order and any other Order or thing necessary to ensure completion of this Agreement and, in so far as possible to take such steps so as to ensure that there are no Material Adverse Effects to the Company and no adverse consequences visited upon the Purchaser as a result of anything arising therefrom or connected thereto. The foregoing is however subject to the orders directions and requirements of the Bankruptcy Court, and the Bankruptcy Code.

                                   SCHEDULE 4

                             PURCHASER'S WARRANTIES

LITIGATION

1. There are no material claims, actions, proceedings or investigations pending or, to the knowledge of the Purchaser, threatened against or relating to the Purchaser before any court or other Governmental Authority acting in an adjudicative capacity that could reasonably be expected to have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated hereby.

FINANCE

2. On the Closing Date, the Purchaser has and will have funds sufficient to pay the Purchase Price and all of its fees and expenses incurred in connection with the transactions contemplated hereby.

INVESTMENT PURPOSE

3. The Purchaser is acquiring the Shares for the purpose of operation of the business conducted by the Company.

CONDUCT OF BUSINESS

4. Except and in so far as the Purchaser shall be otherwise instructed by the Vendor or as required by order of the Bankruptcy Court or of the Bankruptcy Code and only and in so far as same is within the control of the Purchaser and pending closing the Purchaser in his capacity as an employee of the Company shall take such steps to carry out the functions of his employment in relation to the operation of the Business of the Company in a proper business like fashion and as currently conducted and shall take all reasonable steps to preserve in all material respects the Business, the assets of the Company, its employees and operations and endeavour to preserve, in all material respects, the goodwill and relationships with customers, suppliers and others having business dealings with the Business, in each case, taking into account the Vendor's status as debtors under Chapter 11 of the Bankruptcy Code and its effects on the Company.

COMPUTER LINE DISCONNECTION

5. The Purchaser will cause the line connecting the facility, in Galway, Ireland, to the RS6000 IBM computer and the associated e-mail server located at the facility in North Myrtle Beach, South Carolina, U.S.A. ("the Myrtle Beach Facility") owned by the Vendor (or by any party to whom the Vendor sells or transfers the Myrtle Beach Facility) to be disconnected within 90 days following completion and the Purchaser shall be responsible for all costs and expenses payable to U.S. Lec of Charlotte, North Carolina, U.S.A. associated with such disconnection. Any such costs and expenses paid or incurred by the Vendor to U.S. Lec of Charlotte, North Carolina, U.S.A. shall immediately be discharged on demand by the Purchaser.

                                   SCHEDULE 5

                           U.S. BANKRUPTCY PROCEDURES

     (a) On the Petition Date (or as soon thereafter as is reasonably practicable), the Vendor shall file a motion or motions and supporting papers seeking (i) the entry of the Bidding Procedures Order and (ii) entry of the Sale Order. The Bidding Procedures Order and the Sale Order shall be in form and substance satisfactory to the Vendor and the Purchaser and may, at the Vendor's option, be sought under one combined set of motion papers, which shall be in form and substance reasonably acceptable to the Purchaser. The Vendor shall use its commercially reasonable efforts to have the Bankruptcy Court enter the Bidding Procedures Order as soon as practicable following the filing of the motion therefore and the Purchaser shall co-operate therewith provided that the Purchaser shall not be required to incur any costs expenses or liability in respect thereof. The Vendor shall give appropriate notice under the Bankruptcy Code of the request for such relief, including such additional notice as the Bankruptcy Court shall direct, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby.

     (b) The Purchaser and the Vendor acknowledge that the Vendor must take reasonable steps to demonstrate that it has sought to obtain the highest and best price for the Shares, including giving notice thereof to the Vendor' creditors and other interested parties, providing information about the Business to prospective bidders (subject to appropriate confidentiality agreements), entertaining higher and better offers from such prospective bidders, and, if necessary, conducting an auction. To facilitate the foregoing, the Vendor shall seek entry of the Bidding Procedures Order providing for the bidding provisions and procedures as set forth in Exhibit A to the Bidding Procedures Order) the "Overbid Procedures"). These procedures shall include the following provisions:

         (i) Bidding. The Vendor shall consider as higher and better offers (the "Overbids") only those offers that meet the following requirements:

                  (A) Bid Deadline. A Qualified Bidder (as defined in the Bidding Procedures Order) that desires to make a bid shall deliver written copies of its bid to (i) Bleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn:
                  William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017, Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn: Constance A. Fractioning, and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, Attn: Doug Williams, not later than such date and time as are specified in the Bidding Procedures Order (the "Bid Deadline"). The Vendor may extend the Bid Deadline in its sole discretion, but shall have no obligation to do so. If the Vendor extends the Bid Deadline, it shall promptly notify the Purchaser and all other Qualified Bidders of such extension; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent.

                  (B) Overbid Requirements. A bid is a letter from a Qualified Bidder (other than the Purchaser, whose participation as a Qualified Bidder shall be on the terms set forth in this Agreement) stating that (i) the Qualified Bidder offers to purchase the Shares upon the terms and conditions set forth in a copy of this Agreement attached to such letter, marked to show those amendments and modifications to this Agreement, including price and terms, that the Qualified Bidder proposes and (ii) that the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Shares or January 2003. A Qualified Bidder (other than the Purchaser) shall accompany its bid with written evidence of a commitment for financing or other evidence of ability to consummate the transaction. Unless otherwise waived by the Vendor in writing, with the exception of subclause (1) below (which shall not be waivable by the Vendor), the Vendor will consider a bid only if the bid:

                           (1) provides overall value for the Shares to the Vendor of at least [$50,000] over the Purchase Price in this Agreement;

                           (2) is on terms that, in the Vendor's reasonable business judgment, are not materially more burdensome or conditional than the terms of this Agreement;

                           (3) is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

                           (4) does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payments; and

                           (5) is received by the Bid Deadline.

         A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Vendor in respect of any topping fees, expense reimbursements or similar payment obligations) and the likelihood and timing of consummating such transaction. For purposes hereof, this Agreement executed by the Purchaser shall constitute a Qualified Bid.

                  (ii) Deposit Requirement. All initial Overbids shall be accompanied by a deposit of Ten Thousand Dollars ($10,000) (the "Deposit") paid by wire transfer to an escrow agent designated by the Vendor. The Deposit submitted by the Successful Bidder, together with interest thereon, shall be applied against the payment of the cash portion of the consideration upon closing of the sale to the Successful Bidder. If the Successful Bidder fails to consummate the purchase of the Shares due to such party's breach of its purchase agreement with the Vendor, then the Vendor shall retain the Deposit of such Successful Bidder, if any, as liquidated damages and continue with the sale of the Shares to the Backup Bidder. Upon the earlier of 18 March, 2003 or three (3) Business Days after the closing of the sale of the Shares, any Deposit (i) not applied to the purchase of the Shares or (ii) not retained by the Vendor due to a breach by the Successful Bidder shall, together with interest, be returned to the appropriate bidders.

                  (iii) Auction. If, prior to the Bid Deadline, the Vendor has received at least one Qualified Bid that the Vendor determines is higher or otherwise better than the bid of the Purchaser set forth in this Agreement, the Vendor shall conduct an auction (the "Auction") with respect to the Shares and provide to the Purchaser and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place on such date and time as are specified in the Bidding Procedures Order, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Vendor shall notify the Purchaser and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two (2) Business Days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders (including, for the avoidance of doubt, the Purchaser) will be eligible to participate at the Auction. At least two
         (2) Business Days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Vendor whether it intends to participate in the Auction. The Vendor shall provide or make available copies of any Qualified Bid(s) that the Vendor believes are the highest or otherwise best offer(s) to all Qualified Bidders who intend to participate in the Auction at least two Business Days prior to the commencement thereof, or as soon thereafter as practicable.

                  (iv) Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Vendor determines is relevant, the Vendor, it its sole discretion, may conduct the Auction in the manner it determines will achieve the maximum value for the Shares. At the beginning of the Auction, a representative of the Vendor shall announce the amount of the bid that is at such time determined by the Vendor to be the highest and best bid. Thereafter, all additional bids shall be in increments of [ten thousand dollars ($10,000) or integral multiples thereof. The Vendor may adopt such other rules for bidding at the Auction, that, in the Vendor's business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bidding Procedures Order, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Vendor will inform the Qualified Bidders (including for the avoidance of doubt, the Purchaser) participating in the Auction of the manner in which the Auction will be conducted.

                  (v) As soon as practicable after the conclusion of the Auction, the Vendor, in consultation with its legal and financial advisors and the Prepetition Agent, shall (A) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale and any obligations of the Vendor in respect of any topping fee, expense reimbursement or similar payment obligation and (B) identify the highest or otherwise best offer for the Shares at the Auction (the "Successful Bid") and the bidder making such bid, the "Successful Bidder"). At the Sale Hearing, the Vendor shall present the Successful Bid to the Bankruptcy Court for approval. In the event that the sale to the Successful Bidder is not consummated, the Vendor may seek to consummate a sale of the Shares to the next highest and best offer (the "Backup Bid", and such bidder, the "Backup Bidder").

                  (vi) If the Purchaser is not identified as the Successful Bidder following the Auction, the Purchaser is not then in breach of any provision of this Agreement, the Purchaser has not terminated this Agreement and a sale the Shares is consummated with a party other than the Purchaser, then the Purchaser will be entitled to receive the Topping Fee, subject to the terms and conditions of Section [9.3(q)] of this Agreement.

                  (vii) The Purchaser shall be permitted to credit the amount of the Topping Fee to its bid if it makes a competing bid at the Auction in such a manner that the Purchaser shall be permitted to match the dollar value of any competing bid submitted by another entity by submitting a bid in an amount equal to, but no more than, the bid to be matched minus the amount of the Topping Fee.

                                   SCHEDULE 6


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
-------------------------------------------------X
                                                 :      CHAPTER 11
IN RE                                            :
                                                 :      CASE NO.  02_____ (__)
INSILCO TECHNOLOGIES, INC., ET AL.1,             :
                                                 :      (JOINTLY ADMINISTERED)
                            DEBTORS.             :
                                                 :
-------------------------------------------------X



  ORDER PURSUANT TO 11 U.S.C.SS.SS.363(B) AND 105(A) AND FED. R.BANKR. P. 2002,
         6004 AND 9014 APPROVING (A) BIDDING PROCEDURES (B) TERMINATION PAYMENTS AND (C) THE FORM AND MANNER OF NOTICE OF THE SALE OF
         THE DEBTORS' EQUITY INTEREST IN INSILCO TEORANTA, AND GRANTING
                                 RELATED RELIEF


This matter having come before the Court on the Motion of the Debtors for Orders Pursuant to 11 U.S.C. ss.ss. 363(b), 1146(c) and 105(a) and Fed. R. Bankr. P. 2002, 6004 and 9014 (I) Approving (A) Bidding Procedures (B) Termination Payments and (C) the Form and Manner of Notice of the Sale of the Debtors' Equity Interest in Insilco Teoranta and Granting Related Relief, and (II) Authorizing and Approving the Sale of the Debtors' Equity Interest in Insilco Teoranta Free and Clear of Liens, Claims and Encumbrances (the "Motion")2 filed by the above-captioned debtors and debtors-in-possession (the "Debtors"); and the Debtors by the Motion have requested at this time the entry of an order (the "Bidding Procedures Order") (a) approving bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of all the issued and

----------
1 The other debtors in these jointly administered chapter 11 proceedings are Insilco Holding Co.; InNet Technologies, Inc.; Insilco International Holdings, Inc.; Precision Cable Mfg. Co., Inc.; Eyelets for Industry, Inc.; EFI Metal Forming, Inc.; Stewart Stamping Corporation; Stewart Connector Systems, Inc.; Signal Caribe, Inc.; and Signal Transformer Co., Inc.

outstanding equity securities of Insilco Teoranta (the "Shares") by Insilco Technologies, Inc. (the "Seller"), (b) authorizing the Seller to make the Termination Payments (as defined in the Sale Agreement (as defined in below)),
(c) approving the form and manner of notice of the Sale and (d) scheduling a hearing on approval of the Sale (the "Sale Hearing") pursuant to and as described in the Specimen Share Sale and Purchase Agreement, dated as of December [_____], 2002 (the "Sale Agreement"), by and among the Seller and Stephen Bullock as purchaser (the "Buyer"); and the Debtors having determined that approving the Bidding Procedures and granting the other relief requested in the Motion will induce competitive bidding for the Debtors' assets and will maximize the value of the Debtors' estates; and the Court having considered the Motion and the arguments of counsel in support of the entry of the Bidding Procedures Order, and the opposition thereto, if any, at a hearing for such purpose (the "Bidding Procedures Hearing"); and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other future notice need be given; and upon the record of the Bidding Procedures Hearing; and after due deliberation thereon; and good cause appearing therefore, it is hereby


FOUND AND DETERMINED THAT:3

THE COURT HAS JURISDICTION OVER THIS MATTER AND OVER THE PROPERTY OF THE DEBTORS AND THEIR RESPECTIVE BANKRUPTCY ESTATES PURSUANT TO 28 U.S.C. SS. 1334 AND SS. 157(A). THIS IS A CORE PROCEEDING TO 28 U.S.C.SS.1334 ANDSS.157(B)(2)(A), (N) AND (O). THE DEBTORS HAVE ARTICULATED GOOD AND SUFFICIENT REASONS FOR APPROVING
(I) THE BIDDING PROCEDURES (II) THE TERMINATION PAYMENTS

----------
2 Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Motion.

3 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

AND (III) THE FORM AND MANNER OF NOTICE OF THE MOTION AS IT RELATES TO THE SALE AND THE SALE HEARING (THE "SALE NOTICE"). THE DEBTORS HAVE ARTICULATED GOOD AND SUFFICIENT REASONS FOR SCHEDULING THE SALE HEARING. THE DEBTORS' OBLIGATIONS TO THE BUYER IN RESPECT OF THE TERMINATION PAYMENTS CONSTITUTE ACTUAL AND NECESSARY COSTS AND EXPENSES OF PRESERVING THE DEBTORS' ESTATES, WITHIN THE MEANING OF SECTIONS 503(B) AND 507(A)(1) OF THE BANKRUPTCY CODE AND PROVIDE SUBSTANTIAL BENEFIT TO THE DEBTORS' ESTATES. THE DEBTORS' PAYMENT OF THE TERMINATION PAYMENTS ON THE TERMS AND CONDITIONS SET FORTH IN THE SALE AGREEMENT IS REASONABLE AND APPROPRIATE, INCLUDING IN LIGHT OF THE SIZE AND NATURE OF THE SALE AND THE EFFORTS THAT HAVE BEEN AND WILL BE EXPENDED BY THE BUYER NOTWITHSTANDING THAT THE PROPOSED SALE IS SUBJECT TO HIGHER OR BETTER OFFERS FOR THE SHARES. THE TERMS AND CONDITIONS OF THE TERMINATION PAYMENTS WERE NEGOTIATED BY THE PARTIES AT ARMS' LENGTH AND IN GOOD FAITH, AND ARE NECESSARY TO ENSURE THAT THE BUYER WILL CONTINUE TO PURSUE ITS PROPOSED ACQUISITION OF THE SHARES. THE TERMINATION PAYMENTS WERE A MATERIAL INDUCEMENT FOR, AND CONDITION OF, THE BUYER'S ENTRY INTO THE SALE AGREEMENT. THE BUYER IS UNWILLING TO COMMIT TO HOLD OPEN ITS OFFER TO PURCHASE THE SHARES UNDER THE TERMS OF THE SALE AGREEMENT UNLESS IT IS ASSURED PAYMENT OF THE TERMINATION PAYMENTS IN ACCORDANCE WITH THE TERMS OF THE SALE AGREEMENT. THUS, ASSURANCE TO THE BUYER OF PAYMENT OF THE TERMINATION PAYMENTS HAS PROMOTED MORE COMPETITIVE BIDDING BY INDUCING THE BUYER'S BID THAT OTHERWISE WOULD NOT HAVE BEEN MADE, AND WITHOUT WHICH BIDDING WOULD HAVE BEEN LIMITED. BECAUSE THE TERMINATION PAYMENTS INDUCED THE BUYER TO RESEARCH THE VALUE OF THE SHARES AND SUBMIT A BID THAT WILL SERVE AS A MINIMUM OR FLOOR BID ON WHICH OTHER BIDDERS CAN RELY, THE BUYER HAS PROVIDED A BENEFIT TO THE DEBTORS' ESTATES BY INCREASING THE LIKELIHOOD THAT THE PRICE AT WHICH THE SHARES ARE SOLD WILL REFLECT THEIR TRUE WORTH. ABSENT AUTHORIZATION OF THE TERMINATION PAYMENTS, THE DEBTORS MAY LOSE THE OPPORTUNITY TO OBTAIN THE HIGHEST AND BEST AVAILABLE OFFER FOR THE SHARES. THE BIDDING PROCEDURES ARE REASONABLE AND APPROPRIATE AND REPRESENT THE BEST METHOD FOR MAXIMIZING THE RETURN FOR THE SHARES.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                               BIDDING PROCEDURES

   THE BIDDING PROCEDURES, AS SET FORTH IN EXHIBIT A HERETO (AND INCORPORATED HEREIN BY REFERENCE AS IF FULLY SET FORTH IN THIS BIDDING PROCEDURES ORDER),
      ARE HEREBY APPROVED AND SHALL GOVERN ALL PROCEEDINGS RELATING TO THE
         SALE, THE SALE AGREEMENT AND ANY SUBSEQUENT BIDS FOR THE SHARES
                                IN THESE CASES.

                                  SALE HEARING

PARAGRAPHS (M) AND (N) OF THE SECTION 10 OF THE SALE AGREEMENT ARE HEREBY APPROVED AND SHALL BE ENFORCEABLE IN ACCORDANCE WITH THEIR TERMS. THE DEBTORS ARE HEREBY AUTHORIZED TO MAKE THE TERMINATION PAYMENTS, SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE SALE AGREEMENT. THE DEBTORS' OBLIGATIONS IN RESPECT OF THE TERMINATION PAYMENTS SHALL SURVIVE TERMINATION OF THE SALE AGREEMENT AND, UNTIL PAID, SHALL CONSTITUTE AN ADMINISTRATIVE EXPENSE OF THE SELLERS' ESTATES WITHIN THE MEANING OF SECTIONS 503(B) AND 507(A)(1) OF THE BANKRUPTCY CODE AND SHALL BE PAID IN ACCORDANCE WITH THE TERMS OF THE SALE AGREEMENT WITHOUT FURTHER ORDER OF THE COURT.

THE SALE HEARING SHALL BE HELD BEFORE THE UNDERSIGNED UNITED STATES BANKRUPTCY JUDGE, ON _________, 2003, AT ____ [A.M./P.M.] IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, 824 MARKET STREET, WILMINGTON, DELAWARE, AT WHICH TIME THE COURT SHALL CONSIDER THE REQUEST FOR APPROVAL OF THE SALE AS SET FORTH IN THE MOTION AND CONFIRM THE RESULTS OF THE AUCTION (AS DEFINED IN EXHIBIT A HERETO), IF ANY. OBJECTIONS TO THE ENTRY OF AN ORDER APPROVING THE SALE AND THE OTHER RELIEF REQUESTED IN THE MOTION MUST BE MADE IN WRITING AND MUST BE FILED WITH THE BANKRUPTCY COURT AND SERVED SO AS TO BE RECEIVED BY NO LATER THAN 4:00 P.M. (PREVAILING NY TIME) ON _______, 2003: (I) SHEARMAN & STERLING, 599 LEXINGTON AVENUE, NEW YORK, NEW YORK 10022, COUNSEL FOR THE DEBTORS, ATTN: CONSTANCE A. FRATIANNI AND SCOTT C. SHELLEY; (II) THE OFFICE OF THE UNITED STATES TRUSTEE; AND (III) SIDLEY AUSTIN BROWN & WOOD, BANK ONE PLAZA, 10 S. DEARBORN STREET, CHICAGO, ILLINOIS 60603, COUNSEL TO THE PREPETITION AGENT, ATTN: JOHN BOX. THE FAILURE OF ANY OBJECTING PARTY TO TIMELY FILE ITS OBJECTION SHALL BE A BAR TO THE ASSERTION BY SUCH PARTY AT THE SALE HEARING OR THEREAFTER OF ANY OBJECTION TO THE MOTION, THE SALE OR THE DEBTORS' CONSUMMATION AND PERFORMANCE OF THE SALE AGREEMENT, INCLUDING THE TRANSFER OF THE SHARES FREE AND CLEAR OF ALL INTERESTS.


THE SALE HEARING MAY BE ADJOURNED FROM TIME TO TIME WITHOUT FURTHER NOTICE TO CREDITORS OR PARTIES IN INTEREST OTHER THAN BY ANNOUNCEMENT OF THE ADJOURNMENT IN OPEN COURT OR ON THE COURT'S CALENDAR ON THE DATE SCHEDULED FOR THE SALE HEARING OR ANY ADJOURNED DATE.

                                     NOTICE

THE FORM AND MANNER OF NOTICE OF THE MOTION AND THE SALE HEARING SHALL BE GOOD AND SUFFICIENT, AND NO OTHER OR FURTHER NOTICE THEREOF SHALL BE REQUIRED, IF GIVEN AS FOLLOWS:


       NOTICE OF SALE HEARING. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve a copy of each of the Motion, the proposed form of order approving the Sale of the Shares (substantially in the form of Exhibit H to the Motion the "Sale Order") and this Bidding Procedures Order by first class mail, postage prepaid, upon: (i) all entities known to have expressed an interest in a transaction with respect to the Shares during the past six (6) months; (ii) all entities known to have asserted any lien, claim, interest or encumbrance (collectively, "Interests") in or upon the Shares; (iii) all federal, state, and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion; (iv) the United States Attorney's office; (v) the Securities and Exchange Commission; (vii) the Internal Revenue Service; (viii) all entities that have requested notice in accordance with Rule 2002 of the Federal Rules of Bankruptcy Procedures; and (ix) counsel to any official committee established in these chapter 11 cases;

       SALE NOTICE. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve by first-class mail, postage pre-paid, a copy of the Sale Notice substantially in the form annexed to the Motion as Exhibit C, upon all other known creditors of the Debtors;

       PUBLICATION NOTICE. Within ten (10) days after the date the Bidding Procedures Order is entered on the Bankruptcy Court docket, or as soon thereafter as is practicable, the Debtors shall cause notice substantially in the form of the notice attached to the Motion as Exhibit E, to be published in the national edition of The Wall Street Journal.

The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Bidding Procedures Order.


Notwithstanding Bankruptcy Rules 6004(g) and 6006(d), this Bidding Procedures Order shall be effective upon entry.


Dated:  Wilmington, Delaware
        December __, 2002


                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

                                   SCHEDULE 7







                                                               October 16, 2002


Insilco Holding Co.
c/o Gleacher Partners LLC
660 Madison Avenue
New York, NY 10021

                            CONFIDENTIALITY AGREEMENT
Ladies and Gentlemen:


     In connection with our possible interest in the potential sale, in whole or in part (the "Transaction"), of Insilco Holding Co. ("Insilco") and the direct and indirect subsidiaries of Insilco (herein referred to together as the "Company"), or all or a portion of the Company's assets, you or your Representatives (as defined below) are, outside of the ordinary course of our duties as employees of the Company, furnishing us or our Representatives with certain information (written or oral) which is either non-public, confidential or proprietary in nature. This information furnished to us or our Representatives, together with any notes, analyses, compilations, forecasts, studies, memoranda, computer-stored data or other documents prepared by us or our Representatives which contain or otherwise reflect such information, is hereinafter referred to as the "Information." As used in this agreement, the term "Representative" means, as to any person (and, for the avoidance of doubt, not as to the Company), such person's affiliates and its and their respective directors, officers, employees, partners, shareholders, members, agents, advisors (including financial advisors, attorneys and accountants) and other representatives.

     In consideration of your furnishing us with the Information, outside of the ordinary course of our duties as employees of the Company, we agree that outside of the Company the Information will be kept confidential and shall not, without your prior written consent, be disclosed by us or our Representatives, in any manner whatsoever outside of the Company, in whole or in part, and shall not be used by us outside of the Company or our Representatives other than in connection with evaluating a possible Transaction. For purposes hereof, the term "Information" shall not include such portion of the information which (i) is or becomes generally available to the public other than as a result of a disclosure by us or our Representatives or (ii) is or becomes available to our Representatives on a nonconfidential basis from a source which, to our knowledge, is not prohibited from disclosing such information to us or our Representatives.

     Outside of the ordinary course of our duties as employees of the Company, we agree to reveal the Information only to our Representatives who need to know the Information for the purpose of evaluating the possible Transaction, who are informed by us of the confidential nature of the Information and who shall agree to act in accordance with the terms and conditions of this agreement. We shall be responsible for any breach of this agreement by our Representatives.

     Without your prior written consent, except as required by law (as advised by counsel), or as required by our duties as employee of the Company and which in either case will require that prior notice will be given to you, we and our Representatives will not disclose to any person the fact that the Information has been made available, that discussions or negotiations are taking place or have taken place concerning a possible Transaction involving us and the Company or any of the terms, conditions or other facts with respect to any such possible Transaction, including the status thereof. The term "person" as used in this agreement shall be interpreted broadly to include the media and any governmental representative or authority, company, partnership, group, individual or other entity.

     All copies of the Information, except for that portion of the Information which consists of notes, analyses, compilations, forecasts, studies, memoranda, other computer-stored data or other documents prepared by us or our Representatives ("Internal Materials"), will be returned to you immediately upon your request. In addition, Internal Materials will be destroyed upon your request and such destruction will be confirmed in writing to you. Notwithstanding such return or destruction, we and our Representatives will continue to be bound by our obligations of confidentiality (including with respect to oral Information) and our other obligations as provided hereunder.

     It is understood that all (i) communications regarding a possible Transaction, (ii) requests for additional information, (iii) requests for facility tours or management meetings and (iv) discussions or questions regarding procedures, will be submitted or directed to Gleacher Partners LLC ("Gleacher") or, if requested by an executive officer of the Company, to designated officers of the Company. We agree that we will not, without your prior written consent, contact or engage in any communications regarding the Company or a possible Transaction with (a) any of the holders of the Company's 12% Senior Subordinated Notes due 2007, governed by the indenture dated as of November 9, 1998, (b) any of the holders of the Company's 14% Senior Discount Notes Due 2008, governed by the indenture dated August 17, 1998, or (c) any of the banks or financial institutions that are lenders under, or otherwise party to, the Second Amended and Restated Credit Agreement, dated as of August 25, 2000, by and among Insilco Technologies, Inc., T.A.T. Technology Inc., various financial institutions as lenders and Bank One, N.A. as administrative agent; provided, however, that we may contact financial institutions solely to discuss potential financing for a possible Transaction.

     We acknowledge that none of you, Gleacher or your or its Representatives, makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and each of you, Gleacher and your and its Representatives, expressly disclaims any and all liability that may be based on the Information, errors therein or omissions therefrom. We agree that we are not entitled to rely on the accuracy or completeness of the Information and that we shall only be entitled to rely solely on the representations and warranties made to us in any definitive agreement regarding the Transaction.

     In the event that outside of the ordinary course of our duties as employees of the Company, we or any of our Representatives are required or requested to disclose any of the Information pursuant to any applicable law, regulation or legal process, we will provide you with prompt prior notice thereof so that you may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this agreement, we will furnish only that portion of the Information which we are advised by counsel is legally required and will exercise our reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

     We agree that you reserve the right, in your sole and absolute discretion, to reject any or all proposals, to decline to furnish further information and to terminate discussions and negotiations with us at any time. The exercise by you of these rights shall not affect the enforceability of any provision of this agreement.

     Until the date of termination of this agreement, except with the prior written consent of the Company, we agree not to, and will direct our Representatives not to, (a) hold any discussions regarding the Company or any of its subsidiaries with suppliers, customers and/or any other person with whom the Company or any of its subsidiaries have a relationship outside of the ordinary course of our duties as employees of the Company or (b) solicit for hire any of the executive officers or other management-level employees of the Company or any of its subsidiaries; provided that, this agreement shall not prohibit (x) any advertisement or general solicitation that is not specifically targeted at such officers and employees or (y) soliciting the employment of any officer or employee who has been terminated by the Company.

     We hereby acknowledge that we are aware, and that we will advise our Representatives who are furnished Information, that securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this agreement from purchasing or selling securities of such issuer or from communicating such information to any other person.

     We understand and agree that no failure or delay by you or your Representatives in exercising any right, power or privilege hereunder shall operate as a waiver hereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. We acknowledge that remedies at law may be inadequate to protect against breach of this agreement, and we hereby in advance agree to the granting of specific performance and/or injunctive relief in your favor without proof of actual damage upon a finding by a court of a breach of this agreement by us. Such relief shall not be deemed to be the exclusive relief for a breach by us or our Representatives of this agreement but shall be in addition to all other remedies available to you at law or equity. In addition, in the event that any portion of this agreement shall be held to be invalid or unenforceable for any reason, it is hereby agreed that such invalidity or unenforceability shall not affect the other portions of this agreement.

     We hereby confirm that we are not acting as a broker for or a representative of any person and are considering the Transaction only for our own account. Any assignment of this agreement by us without your prior written consent shall be void.

     Except as otherwise provided herein, the terms and provisions of this agreement will terminate two years from the date hereof.

     We agree that this agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. We hereby irrevocably consent to the jurisdiction of the federal and state courts located in the City of New York (and appellate courts therefrom) for any actions or proceedings arising out of or relating to this agreement, irrevocably waive any objection to the venue of any such action or proceeding in any such court and unconditionally waive any objection that such action or proceeding has been brought in an inconvenient forum and agree not to plead or claim the same.

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this agreement enclosed herewith.

                                             Very truly yours,

                                             STEPHEN BULLOCK



                                             By:  /S/ STEPHEN BULLOCK
                                                  -------------------------
                                                  Name: Stephen Bullock
                                                  Title:

Accepted:
INSILCO HOLDING CO.

By:   /S/ DAVID A. KAUER
      -------------------------
      Name: David A. Kauer
      Title: President

                                DISCLOSURE LETTER

16th day of December 2002



To:
Stephen Bullock
3 Sandringham Place,
Carrickfergus, Co. Antrim,
Northern Ireland.


RE/ Insilco Teoranta

Dear Sirs,

We refer to a Share Sale and Purchase Agreement of even date herewith made between Insilco Technologies Inc and Stephen Bullock which agreement is hereinafter referred to as "the Agreement" and which Agreement provides for the sale of entire issued share capital of Insilco Teoranta (hereinafter called "the Company").

This letter constitutes the Disclosure Letter referred to in the Agreement. Words and phrases used in this letter have the same meanings as in the Agreement unless the context otherwise requires. The warranties contained in the Agreement are made and given subject to the disclosures set out below.

This disclosures contained in this letter are not to be taken as an admission on our behalf, that all or any part of the matters call for disclosure.

No representation is made that the matters disclosed herein constitute an exhaustive list of everything capable of, or suitable for, disclosure. Where any conflict exists between the information contained in any document supplied to you, the Purchaser in the course of negotiation and preparation of this transaction and the disclosures made in this letter, the contents of this letter shall prevail.

Disclosures are made by reference to the actual knowledge of the members of the Board of Directors, servants and agents of the Vendor at the date hereof.

GENERAL DISCLOSURES

The following are deemed to be disclosed, including, where relevant, all matters which would be apparent from an inspection of the same:-

(1) All matters and things contemplated or required to be done by or pursuant to the Agreements.

(2) All matters apparent from the title deeds to the Property which have been furnished to you or which would be disclosed by title searches or physical inspection of the Property.

(3) All matters and things which would or will be revealed by searches in the Central Office of the High Court, Circuit Court and District Court and searches in the Companies Registration Office against and in respect of each Group Company.

(4) All information available from an inspection or search of all documents, registers, and records which may be inspected by the public or which are available for inspection from any governmental, local or statutory authority or body, and all matters referred to therein or apparent therefrom.

(5)  Any matter disclosed or provided for in the Accounts.

(6) All matters, provided for or disclosed in the accounts of the Company for any year prior to the date hereof which have been furnished to you, the Purchaser, and in the management accounts thereof for the period ending September 2002.

(7) The contents of all the statutory registers and records and the minute books of each Group Company.

(8)  All matters which are in the public domain.

PRESENT WHEN THE COMMON SEAL
Of INSILCO TECHNOLOGIES, INC.
Was impressed hereon:
                                        /S/ DAVID A. KAUER
                                        -------------------------
                                        David A. Kauer
                                        Director

                                        /S/ DAVID A. KAUER
                                        -------------------------
                                        David A. Kauer
                                        President and Chief Executive Officer

SIGNED SEALED AND DELIVERED
By the said STEPHEN BULLOCK
In the presence of:
                                        /S/ STEPHEN BULLOCK
                                        -------------------------
                                        Stephen Bullock

Witness                                 ____________________L

Address                                 S Dun Na Mara Drive
                                        Renmere
                                        Galway

Occupation                              Financial Controller


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                              SPECIFIC DISCLOSURES

The following are disclosed. The paragraph numbers stated below are for convenience of reference only and refer to the corresponding clauses in Schedule 3 to the Share Sale and Purchase Agreement. Disclosure of any particular matter by reference to a specific paragraph is to be regarded as a disclosure in respect of each and every other paragraph as far as same shall be applicable:- No further disclosure over and above the General Disclosures hereinbefore recited.


/S/ DAVID A. KAUER
----------------------
VENDORS


WE HEREBY ACCEPT THE WITHIN DISCLOSURES.


DATED THE 16TH DAY OF DECEMBER 2002


/S/ STEPHEN BULLOCK
----------------------
PURCHASER

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